EZCORP ANNOUNCES BOARD LEADERSHIP CHANGES
AUSTIN, Texas (September 18, 2019) — EZCORP, Inc. (NASDAQ: EZPW) (“the Company” or “EZCORP”), a leading provider of pawn loans in the United States and Latin America, announced that Phillip E. Cohen has been elected to the Board of Directors and appointed as Executive Chairman, both effective September 12, 2019. In addition, the Board created the position of Lead Independent Director to serve as principal liaison between the Executive Chairman and the Chief Executive Officer and the independent directors, and elected Matthew W. Appel to serve in that role. Mr. Appel has been a member of the Board since January 2015 and also serves as Chair of the Audit Committee.

For over 30 years, Mr. Cohen has worked closely with the Company’s management and Board as an owner and advisor in developing and executing the Company’s vision and strategy, and he has deep knowledge and experience regarding the Company’s business and industry. Considering Mr. Cohen’s extensive and unique skills and experience, as well as his historical and ongoing involvement with management and the Board on a wide variety of Company matters (including business and operating strategy, financial strategy, acquisitions and new businesses), Mr. Cohen is uniquely qualified to serve as Executive Chairman of the Board.

The Company’s prior Executive Chairman, Lachlan P. Given, resigned from that position and as a member of the Board, but will continue to serve as an executive officer of the Company, principally responsible for the Company’s merger and acquisition and funding activities.

In connection with Mr. Cohen’s appointment as Executive Chairman, the Board’s Compensation Committee approved the following compensation arrangements for Mr. Cohen after consultation with its independent compensation consultant. Mr. Cohen will receive a base salary of $1,500,000 per year and an incentive opportunity of $1,500,000 per year, awarded in the form of cash-settled phantom stock units tied to the trading price of the Company’s Class A Non-Voting Common Stock. The vesting of the awarded units will be dependent upon the financial performance of the Company and the Compensation Committee’s evaluation of Mr. Cohen’s performance against key performance indicators. Vested units will be paid out in cash over two years based upon the trading price of the Class A Non-Voting Common Stock at the time of payout. Additional details of the compensation arrangement can be found in the Company’s Current Report on Form 8-K that was filed contemporaneous with the issuance of this press release.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn loans in the United States and Latin America.
It also sells merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the Russell 2000 Index, S&P SmallCap 600 Index, S&P 1000 Index and Nasdaq Composite Index.
FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the Company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the Company's strategy, initiatives and future performance, that address activities or results that the Company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors or current or future litigation. For a discussion of these and other factors affecting the Company’s business and prospects, see the

Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:
Investor_Relations@ezcorp.com
Phone: (512) 314-2220